UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)-(b)  On December 18, 2014, Wilhelmina International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As disclosed in the Company’s proxy statement dated November 18, 2014, the two proposals submitted to a vote at the Annual Meeting were the election of directors and the ratification of the appointment of the Company’s independent registered accounting firm.

The following sets forth information regarding the final results at the Annual Meeting:

Proposal 1: Election of Directors.    The Company’s stockholders elected the seven director nominees recommended for election, each to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualify.  The following is a breakdown of the voting results.

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Mark Schwarz	1,981,536	9,104	13,818	2,902,030
Horst-Dieter Esch	1,981,396	9,244	13,818	2,902,030
Clinton Coleman	1,981,206	9,434	13,818	2,902,030
James Dvorak	1,981,206	9,434	13,818	2,902,030
Mark Pape	1,990,210	430	13,818	2,902,030
James Roddey	1,990,355	285	13,818	2,902,030
Jeffrey Utz	1,990,465	175	13,818	2,902,030

Proposal 2: Ratification of Appointment of Montgomery Coscia Greilich, LLC as Independent Registered Public Accountants.  The Company’s stockholders ratified the appointment of Montgomery Coscia Greilich, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The following is breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,884,393	17,760	1,067	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 12, 2015	WILHELMINA INTERNATIONAL, INC.

By:
		Name:	John P. Murray
		Title:	Chief Financial Officer